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                               EXHIBIT 23

                          ACCOUNTANTS' CONSENT

The Shareholders and Board of Directors
Thomas & Betts Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-56789, No. 33-68370, No. 333-80435, No. 333-93101, No. 333-31290 and No.
333-31302) on Form S-8, Registration Statements (No. 333-61465, No. 333-60459,
No. 333-87025, No. 333-93161 and No. 333-80483) on Form S-3 and Registration
Statement (No. 333-893) on Form S-4 of Thomas & Betts Corporation of our report dated March 17, 2000, relating to the consolidated balance sheets of Thomas & Betts Corporation and subsidiaries as of January 2, 2000 and January 3, 1999, and the related consolidated statements of earnings, cash flows and shareholders' equity for each of the years in the three-year period ended January 2, 2000, which report appears or is incorporated by reference in the January 2, 2000 Annual Report on Form 10-K of Thomas & Betts Corporation.

KPMG LLP

Memphis, Tennessee
March 24, 2000


                                     EX-23